## EXTENSION TO CONTINUATION AND LOAN AGREEMENT

THIS EXTENSION TO CONTINUATION AND LOAN AGREEMENT (the "Extension"), is entered into as of September 29, 2012, by and among Hold and Opt Investments Limited, a Bahamas company ("Lender"), China Energy Recovery, Inc., a Delaware corporation (the "Company" or "CER"), and Mr. Wu Qinghuan.

**WHEREAS**, CER and the Lender entered into a term loan note and agreement (the "2009 Loan") as of May 21, 2009, under which CER, through its subsidiary, CER Energy Recovery (Shanghai) Co., Inc. borrowed from the Lender the amount of USD $5,000,000 on September 28, 2009, which amount was due September 29, 2011; and

**WHEREAS**, as of December 31, 2010, the aforesaid parties entered into a Continuation and Loan Agreement (the "Loan Agreement") for the purpose of modifying and continuing the 2009 Loan, with a new maturity date of 29th September 2012; and

**WHEREAS,** as at the date of the Extension, both principal and interest due under the Loan Agreement remain outstanding; and

**WHEREAS**, the Lender has agreed to grant an extension to the repayment date, under the following conditions hereinafter agreed to by all parties:

**NOW, THEREFORE**, in consideration of the foregoing, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

1. Extension Date. The Lender hereby agrees to extend the date for the repayment of the outstanding principal and interest due, to November 30, 2012, with a grace period not to extend beyond 15th December 2012.

2. Prepayment. Notwithstanding anything to the contrary contained in the Loan Agreement, CER shall make a mandatory prepayment of USD $3,000,000 by no later than November 10, 2012 (the "Mandatory Prepayment").

3. Default under the Extension. A default by the Lender in meeting the obligations under this Extension shall be subject to the terms of Loan Agreement.

4. Penalty. In consideration of the Lender's agreement to grant this Extension, CER shall pay the Lender interest at a rate of 1.5% per month, on any unpaid amount (principal plus interest) until such time as the loan (principal plus interest) is repaid in full.

5. Reaffirmation of the Agreement. Except as expressly amended and modified by this Extension Agreement, the Loan Agreement is in all respect ratified and confirmed by the parties hereto and all terms, conditions and provisions thereof shall remain in full force and effect.

6. Conflict in Terms. To the extent that the provisions of this Extension and the Loan Agreement conflict, this Extension shall prevail. If there is no conflict between the provisions of this

Extension and the Loan Agreement, the provisions of this Extension shall be deemed supplemental to the Loan Agreement.

7. Governing Law. This Extension shall be governed by the internal laws of the State of Delaware, without giving regard to principles of conflicts of law thereof.

8. Counterparts; Facsimile Signatures. This Extension may be executed in counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument. Any facsimile or other electronic signature of this Amendment will be deemed an original for all purposes.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CHINA ENERGY RECOVERY, INC.

By: ____________________________________

Name: Wu Qinghuan

Title: Chief Executive Officer

WU QINGHUAN, Individually

____________________________________

HOLD AND OPT INVESTMENTS LIMITED

By: ____________________________________

Name: Timothy Fraser-Smith

Title: Director